Exhibit 1.01

Conflict Minerals Report of Gentherm Incorporated

This Conflict Minerals Report of Gentherm Incorporated (“Gentherm”, “we”, “us”, “our” or the “Company”) covers the reporting period from January 1 to December 31, 2025. This report was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Business Overview

Gentherm is a global market leader of innovative thermal management and pneumatic comfort technologies. Our automotive products include Climate Control Seats (CCS®), Climate Control Interiors (CCI™), Lumbar and Massage Comfort Solutions, Valve Systems, and Climate and Comfort Electronics. We operate in locations aligned with our major customers’ product strategies to provide locally enhanced design, integration and production capabilities. Our medical products include patient temperature management systems that can be found in hospitals throughout the world.

Product Description

For 2025, the Company is organized under two reportable segments: Automotive and Medical.

The Automotive reporting segment is comprised of our global automotive businesses, including the design, development, manufacturing and sales of our Automotive Climate and Comfort Solutions (including CCS, CCI, Lumbar and Massage Comfort Solutions and Climate and Comfort Electronics), Valve Systems and other automotive products.

The Medical reporting segment is comprised of our patient temperature management business in the medical industry. Patient temperature management includes temperature management systems across multiple product categories addressing the needs of hyper-hypothermia therapy in intensive care, normothermia in surgical procedures and additional warming/cooling therapies utilized in acute and chronic care departments and non-hospital facilities.

The products that the Company manufactured or contracted to have manufactured in 2025 that it determined contain or may contain any 3TG (as defined below) are listed below (the “Covered Products”).

•	Automotive Climate and Comfort Solutions

•	Climate Control Seats (CCS ®)

•	Climate Control Interiors (CCI ™)

•	Lumbar and Massage Comfort Solutions

•	Climate and Comfort Electronics

•	Valve Systems

•	Other Automotive

•	Medical – Patient Temperature Management Systems

Due Diligence Framework and Overview

Rules applicable to this Conflict Minerals Report require disclosure of certain information when a company manufactures or contracts to manufacture products for which conflict minerals (coltan, cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin and tungsten, collectively “Conflict Minerals” or “3TG”) are necessary to the functionality or production of those products. We undertook due diligence on the source and chain of custody of Conflict Minerals that are necessary to the functionality or production of products manufactured or contracted to be manufactured by us, which for the Covered Products includes tantalum, tin, tungsten, and gold. We designed our due diligence to conform to an internationally recognized due diligence framework, the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements (“OECD Framework”).

The OECD Framework divides the entire Conflict Mineral supply chain into upstream and downstream entities. An upstream entity is within the Conflict Mineral supply chain from the mine to the smelter or refiner and includes miners, local traders, and exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is within the Conflict Mineral supply chain from when the mineral leaves the smelter or refiner to when it arrives at the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

The Company is a downstream entity and is typically several tiers removed from the smelter or refiner and the origin of the Conflict Minerals present in our supply chain for Covered Products. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information for the Conflict Minerals present in their supply chain.

We conduct a portion of our due diligence using tools and relying on information provided by the Responsible Minerals Initiative (“RMI”), an industry group that works to address Conflict Minerals issues within supply chains. We use the Conflict Minerals Reporting Template (“CMRT”) to facilitate the collection of information on the source of Conflict Minerals. We also rely on appropriate third-party assessments of smelter and refiner management systems and sourcing practices for Conflict Minerals to validate conformance with appropriate practices.

Due Diligence Process

The OECD Framework provides a five-step framework for risk-based due diligence in the Conflict Mineral supply chain. Set forth below, we disclose the actions we took to exercise due diligence under this framework for the sourcing of Conflict Minerals we used or may have used when manufacturing or contracting to manufacture the Covered Products.

Step 1 - Establish strong company management systems

•

In 2025, we updated and expanded our Responsible Sourcing Policy for Minerals and Other Raw Materials (the “Responsible Sourcing Policy”). We then communicated to our suppliers and other stakeholders about this revised policy. This policy states our commitment to source minerals and other raw materials in a responsible and ethical manner. This policy also includes requirements for suppliers to utilize smelters, refiners and processors that have been validated as conformant to an applicable independent OECD aligned, third party-assured responsible sourcing validation program. The Responsible Sourcing Policy is publicly available on our corporate website:

https://ir.gentherm.com/corporate-governance/policies-reports

•

Gentherm’s standard purchasing Terms and Conditions require compliance with all statutory legal requirements currently in effect or as may be implemented from time to time relating to its products, including the Covered Products, and are available on our corporate website:

https://gentherm.com/en/automotive/automotive-resource-center/

•

The Company utilizes an internal team, primarily led by our Legal and Compliance employees, with support from our Purchasing and Supplier Quality employees (the “Conflict Minerals Team”). This team has oversight and ownership of the Responsible Sourcing Policy and public reporting matters. Such efforts include determining the program scope and process, collecting and reviewing supplier submissions and information and addressing the implementation and progress of our due diligence.

•	The Company engaged a third party to assist in the collection and aggregation of supplier submissions, as well as managing related communications.

•

The Company utilizes a Conflict Minerals Platform provided by such third party, which includes an on-demand software solution that enables the Company to collect, manage, aggregate, validate, and report Conflict Minerals information. Furthermore, the platform allows the Conflict Minerals Team to perform an assessment of the applicable smelter and refiner list and the completeness and accuracy of the CMRT responses, which we utilize as part of our own assessment of CMRT responses.

•

The Company has adopted the CMRT as our primary means of collecting data from our In-Scope Suppliers (as defined below). We encourage these suppliers to use the most current CMRT when reporting to us and obtaining information from their supply chains.

Step 2 - Identify and assess risks in the supply chain

•

Gentherm has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through our onboarding process, and we have encouraged our suppliers to extend the same obligations to their supply chains.

•

The Company, via our third-party service provider, conducted a survey of our In-Scope Suppliers and/or the CMRT to identify the smelters, refiners and processors in our supply chain for Covered Products. The Company also undertook reasonable efforts to obtain and review additional information on responses that were incomplete, unclear, or inconsistent.

•

For In-Scope Suppliers that are distributors and cannot legally report on behalf of their supply chain, we asked that they issue a statement or otherwise provide confirmation regarding their company’s position on Conflict Minerals. Additionally, such suppliers can supplement their statement with CMRTs that have been submitted by their supply chain.

Step 3 - Design and implement a strategy to respond to identified risks

•	The Conflict Minerals Team reported findings of supply chain risk to the appropriate leadership, including Legal and Compliance, Purchasing, and Supplier Quality employees.

•

The Conflict Minerals Team implemented reasonable procedures to address certain In-Scope Suppliers who did not respond to initial requests. These procedures included follow-up requests, communication involving buyers and purchasing leadership, management escalation, and direct communication including emails and phone calls.

•

Gentherm adopted a supplier escalation process in accordance with the Responsible Sourcing Policy, with the intention to discontinue business if it determined that a supplier purchased 3TG that directly or indirectly financed or benefitted armed groups in the DRC and adjoining countries (collectively the “Covered Countries”), or that may have been sourced from a location otherwise sanctioned by applicable laws or regulations.

•	The Company reviewed submitted CMRTs and other information for completeness and reasonableness of responses.

•

In 2025, the Company implemented a process to track and monitor all non-conformant or high-risk smelters and refiners reported from parties within our supply chain. A list of such smelters and refiners is managed and tracked by our Legal and Compliance team. Such list is then provided to our suppliers, with correspondence noting that the listed smelters and refiners should not be present in products supplied to Gentherm, and requiring our suppliers to work to remove those smelters and refiners. This iterative tracking and communication process helps drive the removal of specific smelters and refiners from our products.

Step 4 - Carry out independent third-party audits of supplier’s due diligence practices

•

The Company utilizes, when necessary, the appropriate third-party assessments to validate its due diligence in conformance with the OECD Framework. This process confirms if a smelter or refiner has completed an appropriate third-party audit and has maintained good standing with the program and continual validation process. Gentherm works with submitted data and participating In-Scope Suppliers to identify smelters, refiners and processors in the supply chain for Covered Products and encourages In-Scope Suppliers to participate in the program through direct communication and smelter outreach communication.

Step 5 - Report annually on supply chain due diligence

•	Gentherm annually publishes information regarding our supply chain due diligence within our Form SD and Conflict Minerals Report on our website:

https://ir.gentherm.com/financial-information/sec-filings

RCOI and Due Diligence Measures Performed

The Company’s Reasonable Country of Origin Inquiry (“RCOI”) was designed to determine whether the Conflict Minerals, which are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company, originated in the Covered Countries. The Company performed a good faith, risk-based, global scoping exercise to identify suppliers of Covered Products that were considered in-scope and therefore subject to RCOI in the 2025 calendar year. Through communications with these suppliers, the Company attempted to identify smelters, refiners and processors of Conflict Minerals that are or may be utilized in the Covered Products during the reporting period.

The Company’s RCOI and due diligence employed a combination of measures to determine whether the necessary Conflict Minerals in the Covered Products originated from the Covered Countries. The Company identified suppliers of commodity groups with high potential of containing Conflict Minerals. In other cases, the materials supplied were analyzed by other means. All identified first-tier suppliers of Conflict Minerals were surveyed to ascertain for each Conflict Mineral (a) the smelter or refiner where it was processed, (b) its country of origin and (c) the mine or location of origin, using the CMRT and appropriate third-party assessments.

The Company strives for participation of all In-Scope Suppliers but did not receive responses from all of such suppliers and, in some cases, responses were incomplete or did not appear to be accurate, even after reasonable follow-up. Furthermore, the majority of our suppliers that did provide names of smelters, refiners and processors and country of origin information, did so only on an entity-wide basis without distinguishing between 3TG purchased for goods supplied to Gentherm and 3TG purchased for other purposes. Because we did not receive full and complete responses covering products supplied to Gentherm from every supplier in every case, we were unable to determine the country of origin of Conflict Minerals for some of the Covered Products or whether such Conflict Minerals for Covered Products were from recycled or scrap sources.

Smelters, Refiners and Processors

Gentherm identified 585 suppliers of Covered Products that were considered in-scope and subject to RCOI in the 2025 calendar year (the “In-Scope Suppliers”). These In-Scope Suppliers covered approximately $411 million, representing over 70%, of our total material spending in 2025. Out-of-scope suppliers included those suppliers providing exclusively products that were evaluated and determined to contain no metallic content or to be of de minimus spend. We received CMRTs or similar supporting data covering over 92% of the in-scope material spend in 2025.

The smelters, refiners and processors that our suppliers identified in the CMRTs submitted to us for this reporting year are provided in a listing in Attachment A to this report. As noted above, the majority of the CMRTs we received from our suppliers were made on an entity-wide basis, rather than on a product-level basis. Therefore, we believe the list of smelters in Attachment A both omits smelters that are in the Company’s supply chain for Covered Products and includes smelters that are not in the Company’s supply chain for Covered Products. Gentherm is working with all in-scope suppliers to obtain detailed data related to Gentherm products and to require suppliers to migrate to 100% usage of conformant smelters.

Due Diligence Enhancements

We consider ongoing compliance improvements during each reporting period to (1) increase our ability to determine the country of origin of the Conflict Minerals and the facilities used to mine and refine the Conflict Minerals used in, and necessary to, the functionality or production of our products, including by obtaining more Company-specific product information, and (2) further mitigate the risks that necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in Covered Countries. Additional steps may include the following:

•

Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information from In-Scope Suppliers and new suppliers for all Gentherm locations, including suppliers from recent acquisitions within a reasonable time.

•

Continue to educate and drive our suppliers to provide current, accurate, and complete information from their supply chains regarding their smelters, refiners and processors of Conflict Minerals, including providing data at a product or customer specific level.

•

Strengthen engagement with our suppliers by encouraging an open line of communication throughout the year, including involving Gentherm Purchasing and Supplier Quality teams to more actively engage our suppliers.

•

Working with our supply base to migrate to exclusively using smelters conformant with an appropriate third-party assessment process. As noted previously, our new process tracks all non-conformant or high-risk smelters and refiners that were reported to us as part of our CMRT collection process. A list of such smelters and refiners is then delivered to our suppliers to continue our efforts to eliminate those parties from our supply chain.

Forward-Looking Statements

Except for historical information contained herein, statements in this Conflict Minerals Report are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The principal forward-looking statements in this Conflict Minerals Report include the Company’s expected or potential changes to its Conflict Minerals program and the Company’s future efforts and suppliers involvement with respect to RCOI and sourcing due diligence. The forward-looking statements included in this Conflict Minerals Report are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including (a) the continued implementation of compliance measures by the Company’s direct and indirect suppliers, (b) global changes in regulatory requirements and geopolitical developments relating to or impacting the sourcing of 3TG, (c) our suppliers’ responsiveness and cooperation with the Company’s RCOI and due diligence efforts and our ability to obtain specific sourcing information regarding our products from our suppliers, (d) the Company’s integration of any future acquisitions, (e) the effectiveness and evolving standards of the RMI, OECD and other sources of frameworks, audits, guidance and support, and (f) those factors described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025 and subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Attachment A

The Company compiled the following information from CMRTs submitted by its In-Scope Suppliers as part its RCOI and due diligence measures covering all of 2025. The smelter names listed below are based on information made publicly available by the RMI as part of appropriate third-party assessments as of May 4, 2026.

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	ASAHI METALFINE, Inc.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Ronnskar	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY

Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	MKS PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECHIA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Industrial Refining Company	BELGIUM
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA

Gold	Albino Mountinho Lda.	PORTUGAL
Gold	SAAMP	FRANCE
Gold	L’Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	JALAN & Company	INDIA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	Gold Coast Refinery	GHANA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	WEEEREFINING	FRANCE
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Dongwu Gold Group	CHINA
Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES

Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	CHINA
Gold	Jin Jinyin Refining Co., Ltd.	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Realized the Enterprise Co., Ltd.	CHINA
Gold	Shandon Jin Jinyin Refining Limited	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Sino-Platinum Metals Co., Ltd.	CHINA
Gold	Tai Perng	TAIWAN, PROVINCE OF CHINA
Gold	TAIWAN TOTAI CO., LTD.	TAIWAN, PROVINCE OF CHINA
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold	Xiamen JInbo Metal Co., Ltd.	CHINA
Gold	Zhaojun Maifu	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold	Hop Hing electroplating factory Zhejiang	CHINA
Gold	SuZhou ShenChuang recycling Ltd.	CHINA
Gold	Tsai Brother industries	TAIWAN, PROVINCE OF CHINA
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	KP Sanghvi International Airport	INDIA
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA

Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	Wuzhong Group	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Sancus ZFS (L’Orfebre, SA)	COLOMBIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	Value Trading	BELGIUM
Gold	Inca One (Chala One Plant)	PERU
Gold	Inca One (Koricancha Plant)	PERU
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tantalum	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tantalum	Materion	UNITED STATES OF AMERICA
Tantalum	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	ULVAC Inc.	JAPAN
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	CHINA
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CRM Synergies	SPAIN
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL

Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	PT Arsed Indonesia	INDONESIA
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Dingnan Jiawang environmental Tin technology Co.	CHINA
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Feinhutte Halsbrucke GmbH	GERMANY
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
Tin	Jiang Jia Wang Technology Co.	CHINA
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Ney Metals and Alloys	INDONESIA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
Tin	Taiwan Huanliang	TAIWAN, PROVINCE OF CHINA
Tin	Thailand Mine Factory	THAILAND
Tin	Three green surface technology limited company	CHINA
Tin	TIN PLATING GEJIU	CHINA
Tin	TONG LONG	CHINA
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	WANG TING	CHINA
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	XURI	CHINA
Tin	Yifeng Tin	CHINA
Tin	Yiquan Manufacturing	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA

Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	Yunnan Geiju Smelting Corp.	CHINA
Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin	LIAN JING	CHINA
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin	Sigma Tin Alloy Co., Ltd.	CHINA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin	Solder Court Ltd.	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	Chofu Works	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	PT Masbro Alam Stania	Indonesia
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin	Conecsus LLC	UNITED STATES OF AMERICA
Tin	Rian Resources SDN. BHD.	MALAYSIA
Tin	PT Mitra Graha Raya	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Operaciones Metalúrgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Tai Perng	TAIWAN, PROVINCE OF CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	CV Ayi Jaya	INDONESIA
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	PT Menara Cipta Mulia	INDONESIA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	TRATHO Metal Quimica	BRAZIL
Tin	DS Myanmar	MYANMAR
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE’S DEMOCRATIC REPUBLIC
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	Materion	UNITED STATES OF AMERICA
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tungsten	Plansee SE Liezen	AUSTRIA
Tungsten	PT Stanindo Inti Perkasa	INDONESIA
Tungsten	PT Timah (Persero), Tbk	INDONESIA
Tungsten	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Thaisarco	THAILAND
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	Zhuzhou Cement Carbide	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN
Tungsten	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA